avallee as attorney-in-fact

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Ryan Lavallee (of Suite D, 52 Fulham Park Gardens, London, SW6 4JZ, United Kingdom) and Javed Mawji (of 402-281 Mutual Street, Toronto, ON, Canada M4Y 3C4), and each of them, his or her true and lawful attorney-in-fact to:

(1) prepare, execute, and submit for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of First Source Data, Inc. (the "Company"), any and all Form ID application, and Form 3, 4, 5, and 144 reports (and amendments thereto) (each a “Covered Report”) required to be filed by the undersigned in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder with respect to transactions in Company securities;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Covered Report and timely file such report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

The undersigned agrees and represents to those dealing with any of the attorneys-in-fact herein that this Power of Attorney is for indefinite duration and may be voluntarily revoked only by written notice delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of April, 2007.

Signature:

/s/ Douglas McClelland

 Printed Name:

Douglas McClelland

36C-1525 Coal Harbour Quay

Vancouver, British Columbia

Canada  V6G 3E7